Exhibit 10.1

SECOND AMENDMENT TO THE

ALPHATEC HOLDINGS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 16, 2017)

This Second Amendment (this “Amendment”) to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, as amended and restated effective May 16, 2017 (the “Plan”), is made and adopted by Alphatec Holdings, Inc. (the “Company”), a corporation organized under the laws of State of Delaware. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

1.	Section 3.1 of the Plan is hereby amended to read as follows:

“Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 2,137,449 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again be available for issuance under the Plan.”

2.	This Amendment is effective as of June 16, 2021.
3.

This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

* * * * * * * *

I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of the Company on February 17, 2021.

ALPHATEC HOLDINGS, INC.

By:	/s/ Patrick S. Miles
Name:	Patrick S. Miles
Its:	President and Chief Executive Officer